Exhibit 3(dd)

CERTIFICATE OF CORRECTION

OF

LUMINANT WHOLESALE SERVICES COMPANY

Luminant Wholesale Services Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.	The name of the corporation is Luminant Wholesale Service Company.

2.	That a Certificate of Amendment to Certificate of Incorporation was filed by the Secretary of State of Delaware on July 31, 2007, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is that said Certificate set forth an inaccurate recitation of the resolutions adopted by the Board of Directors of said corporation, including an inaccurate changed name.

4.	Article FIRST of the Certificate is corrected to read as follows:

FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Board of Directors of the Company finds that it is advisable to amend the First Article of the Certificate of Incorporation, dated November 1, 2006, to change the name of the Company as set forth below:

“FIRST: The name of the corporation is Luminant Energy Services Company.”

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction to be executed, this 19th day of September, 2007.

LUMINANT WHOLESALE SERVICES COMPANY

By:	/s/ Kim K. W. Rucker
Kim K. W. Rucker
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TXU WHOLESALE SERVICES COMPANY

TXU Wholesale Services Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of TXU Wholesale Services Company be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“FIRST: The name of the Company is Luminant Wholesale Services Company.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, said TXU Wholesale Services Company has caused this certificate to be signed by Diane J. Kubin, its Assistant Secretary, this 31st day of July.

TXU WHOLESALE SERVICES COMPANY

By:	/s/ Diane J. Kubin
Diane J. Kubin
Assistant Secretary

CERTIFICATE OF INCORPORATION

OF

TXU WHOLESALE SERVICES COMPANY

FIRST: The name of the Corporation is TXU Wholesale Services Company (the “Corporation”)

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (“DGCL”).

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 (One Thousand) shares of common stock, par value $0.01 per share.

FIFTH: The name of the incorporator is Jared S. Richardson and his mailing address is 1601 Bryan Street, Dallas, Texas 75201.

SIXTH: The names and mailing addresses of the persons who are to serve as the directors of the Corporation until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Name	Address
David A. Campbell	1601 Bryan Street, Dallas, Texas, 75201
Michael T. McCall	1601 Bryan Street, Dallas, Texas, 75201
C. John Wilder	1601 Bryan Street, Dallas, Texas, 75201

The number of directors of the Corporation shall be as specified in, or determined in the manner provided in, the bylaws of the Corporation.

SEVENTH: In furtherance of, and not in limitation of, the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

NINTH: A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for:

(a) a breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law;

(c) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or

(d) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

If the DGCL is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article Ninth shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

TENTH:

Right to Indemnification. Subject to the limitations and conditions as provided in this Article Tenth, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article Tenth shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article Tenth shall be deemed contract rights, and no amendment, modification or repeal of this Article Tenth shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article Tenth could involve indemnification for negligence or under theories of strict liability.

Limitation on Indemnification. Subject to applicable law, notwithstanding any language in this Article Tenth to the contrary, in no event shall any person be entitled to indemnification pursuant to this Article Tenth if it is established or admitted:

(a) in a final judgment of a court of competent jurisdiction; or

(b) by such person in any affidavit, sworn statement, plea arrangement or other cooperation with any government or regulatory authority that:

(i) the person’s acts or omissions that would otherwise be subject to indemnification under this Article Tenth were committed in bad faith or were the result of active and deliberate dishonesty; or

(ii) such person personally gained a profit to which he or she was not legally entitled with an action or omission that would otherwise be subject to indemnification pursuant to this Article Tenth.

Advancement of Expenses. The right to indemnification conferred in this Article Tenth shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified above who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such indemnified person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article Tenth and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article Tenth or if such indemnification is prohibited by applicable law.

Indemnification of Employees and Agents. The Corporation, by adoption of a resolution by the board of directors or a duly appointed committee of the board of directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article Tenth; and, the Corporation, by adoption of a resolution by the board of directors or a duly appointed committee of the board of directors, may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such a capacity or arising out of his or her status as such a person to the same extent that it may indemnify and advance expenses to directors and officers under this Article Tenth.

Appearance as a Witness. Notwithstanding any other provision of this Article Tenth, the Corporation may pay or reimburse expenses incurred by a director, officer, employee, agent or other person in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article Tenth shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to this Article Tenth may have or hereafter acquire under any law (common or statutory), provision of this certificate of formation or the bylaws of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

Insurance. The Corporation may purchase, procure, establish and maintain, at its expense, insurance or another arrangement to indemnify or hold harmless, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article Tenth.

Savings Clause. If this Article Tenth or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article Tenth as to costs, charges and expenses (including attorneys’

fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article Tenth that shall not have been invalidated and to the fullest extent permitted by applicable law.

For purposes of this Article Tenth, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, manager, member or employee of the Corporation which imposes duties on, or involves services by, such director, officer, manager, member or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

ELEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein, “person” means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

TWELFTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in this certificate of incorporation or bylaws of the Corporation, from time to time, to amend this certificate of incorporation or any provision hereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of this corporation by this certificate of incorporation or any amendment hereof are subject to such right of the Corporation.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 1st day of November, 2006.

/s/ Jared S. Richardson
Jared S. Richardson, Incorporator